Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274609
PROSPECTUS

Aquestive Therapeutics, Inc.

2,750,000 Shares of Common Stock
This prospectus relates to the resale of up to 2,750,000 shares of Aquestive Therapeutics, Inc. (the “Company,” “we,” “our” or “us”) common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholder listed in this prospectus or its permitted transferees (the “Selling Stockholder”). The shares of Common Stock registered for resale pursuant to this prospectus include 2,750,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of common warrants (the “Warrants”) issued to the Selling Stockholder pursuant to a letter agreement by and between the Company and the Selling Stockholder (the “Letter Agreement”).
The Warrants have an exercise price of $2.60 per share, are exercisable beginning on February 2, 2024 and expire on February 2, 2029.
We are registering the Warrant Shares on behalf of the Selling Stockholder, to be offered and sold by the Selling Stockholder from time to time. We are not selling any securities under this prospectus. As long as the registration statement of which this prospectus forms a part is effective, the Warrants can only be exercised for cash. Upon any cash exercise of the Warrants by the Selling Stockholder, we will receive cash proceeds per share equal to the exercise price of the Warrants. If the registration statement of which this prospectus forms a part is not effective and the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.
The Selling Stockholder may sell the Warrant Shares described in this prospectus in a number of different ways and at varying prices. See Plan of Distribution on page 11 of this prospectus for more information about how the Selling Stockholder may sell the Warrant Shares registered pursuant to this prospectus. The Selling Stockholder may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
We will pay the expenses incurred in registering the Warrant Shares, including legal and accounting fees. See Plan of Distribution on page 11 of this prospectus.
Our Common Stock is traded on the Nasdaq Global Market under the symbol “AQST”. On September 29, 2023, the last reported sale price of our Common Stock was $1.53 per share.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 5 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 29, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, offer and sell the Warrant Shares described in this prospectus in one or more offerings. Information about the Selling Stockholder may change over time.
Each time the Selling Stockholder sells the Warrant Shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of Warrant Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in the prospectus before making an investment in shares of our Common Stock. See “Where You Can Find More Information” for more information.
Neither we, nor the Selling Stockholder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. For investors outside of the United States, neither we nor the Selling Stockholder has done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and distribution of this prospectus outside of the United States.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even if this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SUMMARY
This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission (the “SEC”). As it is only a summary, it does not contain all of the information that you should consider before purchasing our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” and our financial statements and the related notes contained in and incorporated by reference into this prospectus, before purchasing our securities.
Unless the context indicates otherwise, references in this prospectus to “Aquestive,” “Company,” “we,” “us” and “our” refer to Aquestive Therapeutics, Inc. and its consolidated subsidiaries.
Company Overview
We are a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives. We are developing pharmaceutical products that deliver complex molecules through alternative administrations to invasive and inconvenient standard of care therapies. We have five licensed commercialized products which are marketed by our licensees in the United States and around the world. We are the exclusive manufacturer of these licensed products. We also collaborate with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and have proven drug development and commercialization capabilities. We are advancing a product pipeline for the treatment of severe allergic reactions, including anaphylaxis. We have also developed a product pipeline focused on treating diseases of the central nervous system, or CNS.
We manufacture licensed products at our facilities and anticipate that our current manufacturing capacity is sufficient for commercial quantities of our products and product candidates currently in development. Our facilities have been inspected by the Food and Drug Administration (FDA), Australian Government Department of Health's Therapeutics Goods Administration (TGA), and Drug Enforcement Agency (DEA), and are subject to inspection by all applicable health agencies, including the Brazilian Health Regulatory Agency (ANVISA) and European Medicines Agency (EMA). Not all collaborative or licensed products of the Company that may be commercially launched in the future will necessarily be manufactured by us, such as the case with KYNMOBI®.
Corporate Information
Aquestive Therapeutics, Inc. was formed effective on January 1, 2018 via the conversion of MonoSol Rx, LLC to a Delaware corporation and a simultaneous name change. Our production facilities are located in Portage, Indiana, and our corporate headquarters and primary research laboratory facilities are located at 30 Technology Drive, Warren, New Jersey 07059. Our telephone number there is (908) 941-1900. The address of our website is www.aquestive.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.
We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

The Offering
Shares of Common Stock offered by the Selling Stockholder
2,750,000 shares of Common Stock consisting of 2,750,000 Warrant Shares.
Use of proceeds
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Warrant Shares covered hereby by the Selling Stockholder, except for the exercise price paid by the Selling Stockholder for the Warrant Shares offered hereby upon the exercise of the Warrants.
Terms of this offering
The Selling Stockholder, including its transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.
Nasdaq symbol
Our Common Stock is listed on The Nasdaq Global Market under the symbol “AQST”.
Risk Factors
Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Common Stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023, and any subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our Common Stock and the value of the Warrants could decline, and you could lose all or part of your investment.
Risks Related to This Offering
A substantial number of shares of our Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.
Following this offering, a substantial number of shares of our Common Stock may be sold in the market. Such sales, or the perception that such sales might occur, may depress the market price of our Common Stock. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon exercise of the Warrants will be, freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. We cannot predict if and when the Selling Stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our Common Stock or other equity or debt securities exercisable for, or convertible into, shares of our Common Stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents that we incorporate by reference herein and certain other communications made by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions are intended to identify forward-looking statements.
These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of our product candidate Anaphylm™ (epinephrine sublingual film) through clinical development and approval by the FDA, including our ability to provide sufficient data in our New Drug Application (“NDA”) submission to address the FDA’s concerns following the End-of-Phase 2 meeting with the FDA; statements regarding the approval of Libervant™ (diazepam) Buccal Film by the FDA for U.S. market access and overcoming the orphan drug market exclusivity of an FDA approved nasal spray product extending to January 2027; statements regarding the advancement and related timing of our NDA for Libervant for the treatment of patients between two and five years of age; statements regarding the potential benefits our products, including Anaphylm and Libervant, could bring to patients; statements regarding the potential and related timing for expanding our manufacturing capabilities and supporting the growth of demand for existing and potential future licensed products in the United States and other countries; statements regarding our ability to execute on our key initiatives and strengthen our balance sheet, available cash and cash equivalents and the ability to fund our business operations; statements regarding our 2023 financial outlook; statements about our growth and future financial and operating results and financial position; and business strategies, market opportunities, financing and other statements that are not historical facts. These forward-looking statements are subject to the uncertain impact of the COVID-19 global pandemic on our business including with respect to our clinical trials including site initiation, enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approval of Anaphylm; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; and ongoing availability of an appropriate labor force and skilled professionals.
These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to:
•
risks associated with our development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials for Anaphylm and other product candidates;

•	risk of our failure to generate sufficient data in our NDA submission for FDA approval of Anaphylm;
•	risk of our failure to address the concerns identified in the FDA End-of-Phase 2 meeting for Anaphylm;
•
risk of delays in or the failure to receive FDA approval of Anaphylm, including the risk that the FDA may require additional clinical studies for FDA approval of Anaphylm, and there can be no assurance that we will be successful in obtaining such approval;

•
risks that the FDA will not approve Libervant for U.S. market access by overcoming the seven year orphan drug market exclusivity of an FDA approved nasal spray product in effect until January 2027, and there can be no assurance that we will be successful in obtaining such approval;

•
risk of delays in or the failure to receive FDA approval of the NDA for Libervant for patients between two and five years of age, including the risk that the FDA may require additional clinical studies for FDA approval of Libervant for this age group, and there can be no assurance that we will be successful in obtaining such approval;

•	risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations);
•	risk of our ability to license our proprietary products in the United States or abroad and risks that such product candidates will receive regulatory approval in those licensed territories;
•	risk of our ability to enter into other commercial transactions with third parties that will support growth of the business and execution of key initiatives;

•	risk that our manufacturing capabilities will be sufficient to support demand for existing and potential future licensed products in the Unites States and other countries;
•
risk of insufficient capital and cash resources, including insufficient access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term liquidity and cash requirements and other cash needs, at the times and in the amounts needed;

•	risk of failure to satisfy all financial and other debt covenants and of any default;
•	short-term and long-term liquidity and cash requirements, cash funding and cash burn;
•	risk that we are unable to refinance our current corporate debt on terms and conditions satisfactory to us, or not at all;
•	risk of eroding market share for Suboxone® and risk of a sunsetting product, which accounts for the substantial part of our current operating revenue;
•	risk of the rate and degree of market acceptance of our licensed and product candidates in the United States and abroad;
•	the success of any competing products, including generics;
•	risk of the size and growth of our product markets;
•	risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities;
•	risks associated with intellectual property rights and infringement claims relating to our products;
•	risk of unexpected patent developments; uncertainties related to general economic, political, business, industry, regulatory, financial and market conditions and other unusual items; and
•
other risks and uncertainties affecting us described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K and our other filings with the SEC.

Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to update forward-looking statements or outlook or guidance after the date of this prospectus whether as a result of new information, future events or otherwise, except as may be required by applicable law. Readers should not rely on the forward-looking statements included in this prospectus or the documents that we incorporate by reference herein as representing our views as of any date after the date of the filing of this prospectus.

DESCRIPTION OF THE PRIVATE PLACEMENT
As previously disclosed in our Current Report on Form 8-K filed with the SEC on August 2, 2023, on August 1, 2023, we entered into the Letter Agreement with the Selling Stockholder and holder of warrants to purchase shares of our Common Stock (the “Prior Warrants”) pursuant to which the Selling Stockholder agreed to exercise for cash its Prior Warrants to purchase 5,000,000 shares of our Common Stock, in the aggregate, at $0.96 per share of Common Stock, the then-current exercise price of the Prior Warrants, in exchange for our agreement to issue new warrants (the “Warrants”) to purchase up to an aggregate of 2,750,000 Warrant Shares. The Warrants have an exercise price of $2.60 per share, are exercisable beginning on February 2, 2024 and expire on February 2, 2029. We received aggregate gross proceeds of approximately $4.8 million from the exercise of the Prior Warrants by the Selling Stockholder. Pursuant to the Letter Agreement, we are required to file a resale registration statement (the “Resale Registration Statement”) under the Securities Act to register the resale of the Warrant Shares as soon as practicable (and in any event within 60 calendar days of the date of the Letter Agreement), and to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 180 days following the date of the Letter Agreement and to keep such Resale Registration Statement effective at all times until no holder owns any Warrants or Warrant Shares issuable upon exercise thereof. This prospectus covers the resale of the Warrant Shares.

SELLING STOCKHOLDER
This prospectus relates to the sale from time to time by the Selling Stockholder of up to 2,750,000 shares of our Common Stock. When we refer to the “Selling Stockholder” in this prospectus, we mean the entity listed in the table below, and its respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholder’s interests in shares of our Common Stock other than through a public sale.
The Selling Stockholder may sell some, all or none of its Warrant Shares. We do not know how long the Selling Stockholder will hold the Warrants, whether the Selling Stockholder will exercise the Warrants, and upon exercise, how long the Selling Stockholder will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Warrant Shares.
The following table presents information regarding the Selling Stockholder and the Warrant Shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder, and reflects its holdings as of September 13, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table, including the Warrants, to our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned before and after the offering is based on 66,727,293 shares of our common stock actually outstanding as of September 13, 2023.
	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering(1)
Name of selling Stockholder	Number	Percentage		Number	Percentage
Armistice Capital, LLC(2)	4,924,000(3)	7.38%(2)	2,750,000	4,924,000	7.09%(2)
(1)
Assumes all Warrant Shares offered by the Selling Stockholder hereby are sold and that the Selling Stockholder buys or sells no additional shares of Common Stock prior to the completion of this offering.

The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The Warrants are subject to a beneficial ownership limitation of 4.99% (the “Beneficial Ownership Limitation”), which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(2)	The amounts and percentages in the table are provided without regard to the Beneficial Ownership Limitation.
(3)
Excludes 2,750,000 Warrant Shares underlying the Warrants, which are not exercisable until February 2, 2024, which are also the shares of our Common Stock being registered pursuant the Resale Registration Statement of which this prospectus forms a part.

USE OF PROCEEDS
The Warrant Shares to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from the sale of any Warrant Shares in this offering, except for the exercise price paid by the Selling Stockholder for the Warrant Shares offered hereby upon the exercise of the Warrants. We will pay all of the fees and expenses incurred by us in connection with this registration.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the Warrant Shares covered hereby on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the Warrant Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Warrant Shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Warrant Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of the Warrant Shares at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell the Warrant Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the Warrant Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the Warrant Shares or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Warrant Shares in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these Warrant Shares to close out their short positions, or loan or pledge the Warrant Shares to broker-dealers that in turn may sell these Warrant Shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Warrant Shares offered by this prospectus, which Warrant Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the Warrant Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Warrant Shares.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Warrant Shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the Selling Stockholder no longer owns any Warrants or Warrant Shares, but not more than seven years from the date of issuance. The Warrant Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Warrant Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Warrant Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
Our Common Stock is quoted on The Nasdaq Global Market under the symbol “AQST”.

LEGAL MATTERS
Dechert LLP will pass for us upon the validity of the securities being offered by this prospectus.
EXPERTS
The consolidated financial statements of Aquestive Therapeutics, Inc. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.
We file electronically with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Copies of these reports, proxy and information statements and other information may be obtained by electronic request at the following e-mail address: publicinfo@sec.gov.
We make available, free of charge and through our Internet web site at www.aquestive.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to any such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Copies of our Code of Business Conduct and Ethics and our Corporate Governance Guidelines may be accessed free of charge by visiting our website at www.aquestive.com under “Investors” at “Corporate Governance: Governance Documents” or by requesting a copy via an e-mail addressed to investorrelations@aquestive.com or by written request addressed to our Corporate Secretary at our principal executive offices. To the extent required by applicable law and regulation, we intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct and Ethics that applies to our executive officers and directors within the time period required. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38599. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023, to the extent incorporated by reference in Part III of the Form 10-K;
•
our Current Reports on Form 8-K filed with the SEC on January 3, 2023, January 24, 2023, February 7, 2023, March 6, 2023, April 13, 2023, May 31, 2023, June 23, 2023, June 29, 2023 and August 2, 2023, to the extent the information in such reports is filed and not furnished; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 20, 2018, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Aquestive Therapeutics, Inc., Attn: Corporate Secretary, 30 Technology Dr. South, Warren, NJ 07059; telephone: (908) 941-1900.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

2,750,000 Shares of Common Stock
PROSPECTUS

September 29, 2023